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                                                                    EXHIBIT 2.12

THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.


              THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
                AT 4:00P.M. (VANCOUVER TIME) ON MARCH 31, 2002
                   NON-TRANSFERABLE SHARE PURCHASE WARRANTS
                         TO PURCHASE COMMON SHARES OF
                           LML PAYMENT SYSTEMS INC.
                  A company continued in the Yukon Territory


          THIS IS TO CERTIFY THAT ________________________, (the "Holder") has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to __________ fully paid and non-assessable common shares (the "Shares") in the capital of LML Payment Systems Inc. (hereinafter called the "Company") on or before 4:00P.M. (Vancouver time) on March 31, 2002 (the "Expiry Date") at a price of U.S.$16.00.

1. ONE WARRANT AND U.S.$16.00 ARE REQUIRED TO PURCHASE ONE COMMON SHARE. THIS CERTIFICATE REPRESENTS 100,000 WARRANTS.

2. These Warrants are issued subject to the terms and conditions attached as Schedule "A" hereto (the "Terms and Conditions") and dated March 9, 2000, and the Warrant Holder may exercise the right to purchase Warrants only in accordance with those Terms and Conditions.

3. Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

4. These Warrants are not validly created until this Warrant certificate is signed by the Company.

5. These Warrants are not transferable. The Holder hereof may not offer, sell or transfer the Shares prior to the expiration of the Restricted Period (as defined below), except in compliance with Rule 903 or Rule 904 of Regulation S under the United Sates Securities Act of 1933, as amended (the "1933 Act"). "Restricted Period" shall mean the 40 day period beginning on the later of (i) the date the Warrants are first offered (as part of the Units) to persons other than distributors in reliance upon Regulation S or
     (ii) the closing of the transaction pursuant to which the Holder acquired the Warrants from the Company.

6. The Shares may not be sold or transferred in B.C. until March 10, 2001, unless pursuant to an exemption from prospectus requirements.
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                                      -2-

     IN WITNESS WHEREOF the Company has caused this Warrant to be signed by the undersigned, this ___day of _____________, 2000.


LML PAYMENT SYSTEMS INC.



Per:________________________
    Director



PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BE LEGENDED AS FOLLOWS:


      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.